EXHIBIT 3.4

                                     BY-LAWS
                                       OF
                         JOHN DE NIGRIS ASSOCIATES, INC.


                                    ARTICLE I
                                     OFFICES

         Section 1.1. Offices. The principal office of the Corporation shall be in the City of New York, State of New York. The Corporation may, in addition to the principal office, establish and maintain such other office or offices, whether in the State of New York or otherwise, as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                                   ARTICLE II
                                  STOCKHOLDERS

         Section 2.1. Annual Meetings. The annual meeting of the stockholders of the Corporation shall be held on the third Tuesday in April of each year at 10 o'clock in the forenoon of that day, for the purpose of election of directors, and consideration and action upon the reports of officers and directors, and the acts, contracts, transactions and proceedings of the officers and directors of the Corporation and any other matters within the power of the Corporation which may be brought before the meeting. If any annual meeting is not so held, a special meeting shall be called and held in lieu of the annual meeting at such time and place as the Board of Directors or the President may determine.

         Section 2.2. Special Meetings. Special meetings of the stockholders may be called by the President or by order of the Board of Directors at any time and shall be called by the Board of Directors upon the written request of a stockholder or stockholders holding a majority in interest of any class of stock of the Corporation issued and outstanding and entitled to vote at the meeting. The written request shall designate time and place for the meeting and the purpose thereof.

         Section 2.3. Place of Meeting. All meetings of the stockholders of the Corporation shall be held at such place within or without the State of New York, as may be fixed by the Board of Directors.

         Section 2.4. Notice of Meeting. Written notice of the time and place of every annual or special meeting of stockholders, stating the place and day and hour thereof, shall be given by the person or persons calling the meeting not less than ten nor more than forty days before the meeting, to each stockholder entitled to vote thereat and to each stockholder entitled to such notice, by leaving such notice with him, or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears upon the books of the Corporation. No notice of the time, place or purpose of any regular or special meeting of stockholders shall be required for a stockholder if such stockholder, or his proxy


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thereunto authorized, attends the meeting or by a writing which is filed with the records of the meeting, waives such notice.

         Section 2.5. Proxies. At any stockholders' meeting, any stockholder entitled to vote may-vote either in person or by proxy. Each proxy must be executed in writing by the stockholder of the Corporation or his duly authorized attorney. No proxy shall be valid after the expiration of eleven months from the date of its execution unless it shall have specified therein its duration.

         Every proxy shall be revocable at the discretion of the person executing it or of his personal representatives or assigns, except as may be otherwise provided by law.

         Section 2.6. Quorum. At all meetings of the stockholders of the Corporation (except where otherwise provided by statute or by the Certificate of Incorporation) the presence, in person or by proxy duly authorized, of the holders of a majority in number of the shares of stock entitled to vote thereat shall constitute a quorum for the transaction of business. In the absence of a quorum, the stockholders present in person or by proxy may adjourn the meeting, from time to time, without further notice. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

         Section 2.7. Record Date to Determine Voting and Dividend Rights. The Board of Directors may close the stock transfer books for a period not exceeding 50 days preceding the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding 50 days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding 50 days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

         Section 2.8. Voting. A shareholder entitled to vote at a meeting may vote at such meeting in person or by proxy. Except as otherwise provided by law or the Certificate of Incorporation, every shareholder shall be entitled to one vote for each share standing in his name on the record of shareholders. Except as herein or in the Certificate of Incorporation otherwise provided, all corporate action shall be determined by vote of a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.


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         At all such elections the Chairman shall appoint two inspectors of election, who shall first take and subscribe an oath or affirmation faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of their ability and who shall take charge of the polls and after the balloting shall make a certificate of the result of the vote taken; but no director or candidate for the office of director shall be appointed as such inspector.

                                   ARTICLE III
                               BOARD OF DIRECTORS

         Section 3.1. Power of Board and Qualifications of Directors. The business of the Corporation shall be managed by its Board of Directors, all of whom shall be of full age and at least one of whom shall be a citizen of the United States and a resident of New York State. Directors need not be stockholders. The Board of Directors shall be elected at the annual meeting by the stockholders entitled to vote thereat and shall hold office for one year and until their successors are chosen and qualified.

         Section 3.2. Number and Election. The number of directors of the Corporation shall be not less than three (3) nor more than fifteen (15). The Board of Directors, by a majority vote of the entire Board, may from time to time increase or decrease the number of directors within the maximum and minimum limits provided for herein or in the Certificate of Incorporation.

         In the event of the increase in the number of directors by vote of the Board of Directors as aforesaid, the additional directors may be elected by a vote of a majority of the directors then in office. Such additional directors shall hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified.

         At each meeting of the stockholders for the election of directors, at which a quorum is present, the persons receiving the greatest number of votes shall be the directors. Such election shall be by ballot whenever requested by any person entitled to vote at such meeting; but, unless so requested, ,such election may be conducted in any way approved at such meeting.

         Section 3.3. Meetings of the Board. The annual meeting of the Board of Directors shall be held in each year within three (3) business days after the adjournment of the annual stockholders' meeting. If a quorum of the directors be not present on the day appointed for the annual meeting, the meeting shall be adjourned to some convenient day.

         Meetings of the Board of Directors shall be held at such place within or outside the State of New York as may from time to time be fixed by resolution of the Board or as may be specified in the call of any meeting.

         Regular meetings of the Board of Directors shall be held at such time as may from time to time be fixed by resolution of the Board, and no notice need be given of regular meetings.


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         Special meetings of the Board may be held at any time upon the call of the President or a majority of the Directors by oral, telegraphic or written notice, duly given or sent or mailed to each director not less than one day before such meeting.

         A special meeting of the Board may be held without notice, and any action proper to be taken by the Board may be taken thereat, if every member of the Board is present or if at any time before or after such action be completed the requirement for notice be waived in writing by every director entitled to notice of such meeting.

         Section 3.4. Quorum and Manner of Acting. A majority of the directors in office at the time of any meeting of the Board shall be present in person at such meeting in order to constitute a quorum for the transaction of business; and, except as otherwise required by statute or by the Certificate of Incorporation or by the By-Laws, the act of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum be had. Notice of any adjourned meeting need not be given.

         Section 3.5. Resignations. Any director of the Corporation may resign at any time by giving written notice to the President or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 3.6. Removal. Any one or more of the directors may be removed either with or without cause at any time by a vote of a majority in number of the shares of the stock issued and outstanding and entitled to vote.

         Section 3.7. Vacancies. A majority of the remaining directors, even though less than a quorum, may fill vacancies which may occur in the Board of Directors by death, resignation or removal of any member of the Board, and any director appointed by the Board to fill such vacancy shall serve out the term of office of the person whom he succeeds.

         Section 3.8. Executive Committee. The Board of Directors may by vote of a majority of the Board designate an Executive Committee, to consist of two (2) or more of the directors. The Executive Committee shall have and may exercise, so far as may be permitted by law, all the powers of the Board in the management of the business, affairs and property of the corporation during the intervals between meetings of the Board, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it; but the Executive Committee shall not have power to fill vacancies in the Board, or to change the membership of, or to fill vacancies in, the Executive Committee, or to make or amend the By-Laws of the Corporation. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve the Executive Committee. The Executive Committee may hold meetings and make rules for the conduct of its business and appoint such committees and assistants as it shall from time to time deem necessary. A majority of the members of the Executive Committee shall constitute a quorum and determine its action. All action of the Executive Committee shall be reported at the meeting of the Board next succeeding such action.


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         Section 3.9. Compensation. Directors, as such, and directors serving as members of the Executive Committee appointed by the Board, shall receive compensation for their services as director or as member of the Executive Committee, as the case may be, either at such annual rate or at such fixed sum for each regular or special meeting attended (plus, in either case, expenses of attendance, if any), as the Board of Directors may provide by resolution.
Nothing in this Section shall be construed to preclude a director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV
                                    OFFICERS

         Section 4.1. Officers. The Board of Directors, as soon as may be after the annual election of directors, shall elect a President of the Corporation, (who shall also serve as Chairman of the Executive Committee), one or more Vice Presidents, a Secretary and a Treasurer, and from time to time may appoint such Assistant Secretaries, Assistant Treasurers and other subordinate officers as it may deem proper. Any two or more offices may be held by the same person except the offices of President and Secretary.

         Section 4.2. Election and Term of Office. Each officer of the Corporation shall be elected at the annual meeting of the Board of Directors and shall hold office until the next annual meeting of the Board and until his successor is chosen and qualified, or until he shall have died or resigned or shall have been removed as hereinafter provided.

         Section 4.3. President. The President shall preside at all meetings of stockholders and of the Board of Directors. He shall consult with the other officers of the Corporation on matters of policy and shall supervise the conduct of the business of the Corporation and shall have such other duties and powers as may, from time to time, be assigned to him by the Board of Directors. The President shall have the authority to vote, on behalf of this Corporation, all corporate stock owned by this Corporation at any and all meetings of stockholders of corporations in which such stock is owned.

         The President shall be the chief executive officer of the Corporation, with general and active control of all its business, property and affairs and over its several officers. He shall preside, when present, at all meetings of the Executive Committee. He shall have general power to execute deeds, mortgages, bonds, contracts and other instruments in the name of the Corporation, and to affix the corporate seal; to sign stock certificates; to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of its operations may require and to fix their compensation subject to the provisions of these By-Laws and to the approval of the Board of Directors or the Executive Committee; to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under the authority of an officer subordinate to him; and, in general, to exercise any and all of the powers usually appertaining to the office of a president of a corporation.


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         Section 4.4. Vice-Presidents. Each Vice-President shall undertake such of the duties of the President, or such other duties as may be delegated to him from time to time by the President or by the Board of Directors.

         Section 4.5. Treasurer. The Treasurer shall have the care and custody of all moneys, funds and valuable papers or documents of the Corporation, and shall deposit or cause to be deposited all funds of the Corporation in and with such depositaries as the Board of Directors or the Executive Committee shall, from time to time, direct. He shall have power to sign stock certificates and all checks, drafts, notes or other obligations for the payment of money, unless the Board of Directors or the Executive Committee shall otherwise direct; to indorse for deposit or collection, or otherwise, all checks, drafts, notes, bills of exchange or other commercial paper payable to the Corporation, and to give proper receipts or discharges therefor. He shall keep accurate books of account relating to the moneys and financial affairs of the Corporation and shall render an account of the Corporation's funds, whenever required so to do by the Board of Directors, the Executive Committee, or the President. In the absence of the Treasurer, the Board of Directors or the Executive Committee shall appoint an Assistant Treasurer to perform his duties.

         Section 4.6. Secretary. The Secretary of the Corporation shall be Secretary to the Board of Directors and to the Corporation. He shall attend all meetings and keep accurate records thereof and shall record all votes of the Corporation in a book kept for that purpose. He shall perform other duties incident to his office and such other duties as may be delegated to him by the Board of Directors. He shall see that proper notice is given of all meetings of the stockholders of the Corporation and of the Board of Directors, and he shall keep in safe custody the contract records, lists of stockholders, stockholder proxies and such corporate records as are not otherwise provided for, and the seal of the Corporation. He shall affix the seal to any instrument requiring the same. An Assistant Secretary shall perform the duties of the Secretary in his absence, and such of the duties of the Secretary as may be delegated to him by that officer or by the Board of Directors or the President.

         Section 4.7. Additional Powers and Duties. In addition to the foregoing especially enumerated duties and powers, the several officers of the Corporation shall perform such other duties and exercise such further powers as may be provided in these By-Laws or as the Board of Directors or the Executive Committee may, from time to time, determine, or as may be assigned to them by any competent superior officer.

         Section 4.8. Removal. Any officer may be removed either with or without cause at any time by a vote of a majority of the directors.

         Section 4.9. Vacancies. Any vacancy in any of the offices mentioned in this Article IV shall be filled for the unexpired portion of the term by the Board of Directors.


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                                    ARTICLE V
                     STOCK CERTIFICATES AND THEIR TRANSFER.

         Section 5.1. Form of Stock Certificates. The stock of the Corporation shall be represented by certificates, in such form as the Board of Directors may from time to time prescribe, signed by the President or a Vice-President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Corporation. Such seal may be a facsimile, engraved or printed. Where any such certificate is signed by a transfer agent or transfer clerk and by a registrar, the signatures of any such President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer upon such certificate may be facsimilies, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer had not ceased to be such at the date of its issue.

         Every certificate of stock issued by the Corporation shall plainly state upon the face thereof the number, kind and class of shares, which it represents.

         Section 5.2. Transfer Agents and Registrars. The Board of Directors may, in its discretion, appoint responsible banks or other corporations in the Borough of Manhattan, City of New York, and in such other city or cities as the Board may deem advisable, to act as Transfer Agents and Registrars of the stock of the Corporation; and, upon such appointments being made, no stock certificate shall be valid until countersigned by one of such Transfer Agents and registered by one of such Registrars.

         Section 5.3. Transfers of Stock. Shares of stock may be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates or by written power of attorney to sell, assign and transfer the same, signed by the record holder thereof; but no transfer shall affect the right of the Corporation to pay any dividend upon the stock to the holder of record thereof, or to treat the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties hereto, until such transfer shall have been made upon the books of the Corporation.

         Section 5.4. Lost, Stolen or Destroyed Certificates. In case any certificate of stock shall be lost or destroyed, the Board of Directors, in its discretion, may authorize the issue of a substitute certificate in place of the certificate so lost or destroyed, and may cause such substitute certificate to be countersigned by the appropriate Transfer Agent and registered by the appropriate Registrar; provided, that, in each such case, the applicant for a substitute certificate shall furnish to the Corporation and to such of its Transfer Agents and Registrars as may require the same, evidence to their satisfaction, in their discretion, of the loss or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may by them be required.


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                                   ARTICLE VI
                          INDEMNIFICATION OF DIRECTORS
                                  AND OFFICERS

         Section 6.1. Indemnification of Directors and Officers. It is expressly provided that any and every person made a party to any action, suit, or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of this corporation or of any corporation which he served as such at the request of this corporation, may be indemnified by the corporation to the full extent permitted by law, against any and all reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer or director has breached his duty to the corporation under Section 717 of the Business Corporation Law of the State of New York or any amendment thereof.

         It is further expressly provided that any and every person made a party to any action, suit, or proceeding other than one by or in the right of the corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation in any capacity, may be indemnified by the corporation, to the full extent permitted by law, against judgments, fines, amounts paid in settlement, and reasonable expenses, including attorneys fees; actually and necessarily incurred as a result of such action, suit or proceeding, or any appeal therein, if such person acted in good faith for a purpose which he reasonably believed to be in the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

                                   ARTICLE VII
                      CHECKS, LOANS, COMMERCIAL PAPER, ETC.

         Section 7.1. Signing of Checks. Checks of the Corporation shall be signed by any one of its officers or other persons who have been authorized to do so by the Board of Directors, or by any individual employed by the Corporation who is authorized in writing by the President of the Corporation (who may also rescind such authority in writing) to sign checks drawn on a particular bank designated as a depositary by the Board of Directors. The signatures of all officers or other persons who have been authorized to sign checks shall be duly filed by the Corporation with the depositary banks upon which said checks may be drawn and no signature shall be honored until and unless the signatures of the officers or other persons authorized to sign checks shall have been so filed. No check shall be signed in blank.

         Section 7.2. Execution of Notes, Etc. Any one of the following officers, namely, the President or a Vice-President or the Treasurer shall have the authority to sign and execute on behalf of the Corporation as maker, drawer, acceptor, guarantor, endorser, or otherwise, all notes,


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collateral, trust notes, debentures, drafts, bills of exchange, acceptances, orders for the payment of money, securities, obligations of the Corporation, and commercial paper of all kinds, but all borrowings of the Corporation against its duly executed obligations shall be made with the consent of the Board of Directors, or of the Executive Committee.

                                  ARTICLE VIII
                           TRANSACTIONS WITH DIRECTORS

         Section 8.1. Transactions with Directors. A director of the Corporation shall not, in the absence of fraud, be disqualified by his office from dealing with or contracting with the Corporation either as vendor, purchaser or otherwise, nor, in the absence of fraud, shall any transaction or contract of the Corporation be void or voidable or affected by reason of the fact that any director or any firm, of which any director is a member, or any corporation, of which the director is an officer, director or shareholder, is in any way interested in such transaction or contract; provided that at the meeting of the Board of Directors or of the Committee thereof having authority in the premises to authorize or confirm said contract or transaction, the interest of such director, firm or corporation is disclosed or known, and there shall be present a quorum of directors, or of the directors constituting such Committee not so interested or connected, and such contract or transaction shall be approved by a majority of such quorum, which majority shall consist of directors not so interested or connected. Nor shall any director or directors so interested or connected be liable to the Corporation or to any shareholders or creditor thereof or to any person for any loss by it under or by reason of any such contract or transaction. Nor shall any such director or directors be accountable for any gains or profits realized thereon; always provided, however) that such contract or transaction shall at the time it was entered into have been a reasonable one to have been entered into and shall have been upon terms that at the time were fair.

         Any contract, transaction or act of the Corporation or of the Board of Directors or the Executive Committee or of any other duly constituted committee and of which disclosure shall be made in the notice of the meeting and which shall be approved or ratified by a majority in interest of a quorum of the shareholders of the Corporation having voting power at any annual or any special meeting called for such purpose shall, except as otherwise provided by the laws of the State of New York, be as valid and as binding as though approved or ratified by every shareholder of the Corporation; provided, however, that any failure of the shareholders to approve or ratify such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or to deprive the Corporation, its directors or officers of their right to proceed with such contract, transaction or action.

                                   ARTICLE IX
                                   FISCAL YEAR

         Section 9.1 Fiscal Year. The fiscal year of the Corporation shall be the calendar year.


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                                    ARTICLE X
                                    DIVIDENDS

         Section 10.1. Declaration of Dividends. The Board of Directors at any regular or special meeting may declare dividends payable out of the surplus of the Corporation, whenever in the exercise of their discretion they may deem such declaration advisable. Such dividends may be paid in cash, property, or shares of the Corporation.

                                   ARTICLE XI
                                 AUDIT COMMITTEE

         Section 11.1. Appointment and Duties. The Board of Directors may appoint annually three of its members as an audit committee whose duties shall be to audit the accounts of the Treasurer previous to the annual meeting and at such other times as the Board of Directors may authorize.

                                   ARTICLE XII
                                WAIVER OF NOTICE

         Section 12.1. Authority to Waive Notice. Whenever under the provisions of these by-laws or of any statute, any shareholder or Director is entitled to notice of any regular or special meeting or of any action to be taken by the Corporation, such meeting may be held or such action may be taken without the giving of such notice, provided every shareholder or director entitled to such notice in writing waives the requirements of these by-laws in respect thereto.

                                  ARTICLE XIII
                                      SEAL

         Section 13.1. The seal of the Corporation shall be as follows:

                  John De Nigris Associates, Inc., Seal 1968, New York

                                   ARTICLE XIV
                              AMENDMENT OF BY-LAWS

         Section 14.1. Manner of Amending. These by-laws may be altered, amended, repealed, or added to by the affirmative vote of the holders of a majority of the shareholders entitled to vote in the election of any Director at an annual meeting or at a special meeting called for that purpose, providing that a written notice shall have been sent to each shareholder of record entitled to vote at such meeting at his last known post-office address at least ten days before the date of such annual or special meeting, which notice shall state the alterations, amendments, additions, or changes which are proposed to be made in such by-laws. Only such changes shall be made as have been specified in the notice. The by-laws may also be altered, amended, repealed, or new by-laws adopted by a majority of the entire Board of Directors at a regular or special meeting of the Board. However, any by-laws adopted by the Board may be altered, amended, or repealed by the shareholders.


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